POWER OF ATTORNEY

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Matthew Broad,

Susan Wagner-Fleming or Hans Weinburger, or any of them

signing singly,and with full power of substitution,

the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name

and on the undersigned's behalf, and submit to the

U.S. Securities and Exchange Commission (the "SEC")

a Form ID, including amendments thereto, and any

other documents necessary or appropriate to obtain

codes and passwords enabling the undersigned to make

electronic filings with the SEC of reports

required by Section 16(a) of the Securities Exchange

Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of OfficeMax Incorporated (the "Company"),

Forms 3, 4, and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the rules

thereunder;

(3) do and perform any and all acts for and on behalf

of the undersigned which may be necessary or

desirable to complete and execute any such Form 3,

4, or 5, complete and execute any amendment or

amendments thereto, and timely file such form with

the SEC and any stock exchange or similar authority;

and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the opinion

of such attorney-in-fact, may be of benefit to, in

the best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney shall

be in such form and shall contain such terms and

conditions as such attorney-in-fact may

approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do

and perform any and every act and thing whatsoever

requisite, necessary, or proper to be done in the

exercise of any of the rights and powers herein granted,

as fully to all intents and purposes as the undersigned

might or could do if personally present, with full power

of substitution or revocation, hereby ratifying and

confirming all that such attorney-in-fact,

or such attorney-in-facts substitute or substitutes,

shall lawfully do or cause to be done by virtue of this

power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys

in fact, in serving in such capacityat the request of the

undersigned, are not assuming, nor is the Company assuming

, any of the undersigneds responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file

Forms 3, 4, and 5 with respect to the undersigneds holdings

of and transactions in securities issued by the Company,

unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 21st day

of April, 2011.

/s/ Michael Lewis